      Exhibit 3.9
           State of Delaware
           Secretary of State
     Division of Corporations
Delivered 10:43 AM  09/29/2011
   FILED 10:43 AM 09/29/2011
SRV  11105323 - 3493450 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:  That at a meeting of the Board of Directors of PEGASUS TEL, INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the  stockholders of said corporation for consideration thereof.  The resolution setting forth the proposed amendment is as follows:

RESOLVED.  that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Article IV” so that, as amended said Article shall be and read as follows:

SEE ATTACHMENT A

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to Be signed this 26 day of SEPTEMBER, 2011.

By: /s/Anthony Dibiase
Authorized Officer

Title: CEO

Name: ANTHONY DIBIASE
Print or type

PEGASUS TEL, INC.

ATTACHMENT A

Add to Article IV,  an Article IV-A which should read:

1. The Corporation hereby deems it to be advisable and in the best interests of this corporation and its shareholders to declare a 4% forward stock split.

2. The forward split is in the best interests of the Corporation.

3.  The forward split is payable upon surrender of old certificates.

4.  Fractional shares will be rounded up.

5.  The record date of this split is SEPTEMBER 28, 2011